WELLS FARGO [logo]

AMENDMENT OT ACCOUNT PURCHASE AGREEMENT

       This Agreement shall modify that certain Account Purchase Agreement dated December 1, 2003, as amended (the "Agreement"), by and between Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("WFBC") formerly known as Wells Fargo Business Credit, Inc, and Datatek Group Corporation ("Customer").

       For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, WFBC and Customer agree to amend the Agreement as follows:

  Section 6.06 shall now read, Minimum and Accommodation Fee: Customer shall pay a Minimum Fee per month n the amount of $20,000 during the term of this Agreement (and any extension hereof) and Customer shall pay any deficiency between the Minimum Fee and the fees calculated under Section 2.12 hereof on the 15th day of the next calendar month. Customer shall pay an Accommodation fee in the amount of $1,400 for each month the Agreement is renewed.

  Section 9.01 shall now read, This Agreement shall continue in full force and effect until the earliest of (a) December 31, 2005; (b) any date agreed to in writing by the parties hereto, (c) upon at least 5 days written notice by Customer; or (d) any date set by WFBC in writing that the Customer wishes to terminate this Agreement. On the date of termination, all obligations owing by the Customer to WFBC, including any unpaid Minimum Fees for the one-month term, shall be accelerated and become immediately due and payable in full without further notice or demand.
WELLS FARGO BANK, NATIONAL ASSOCIATION	Datatek Group Corporation
By: _______________________________________ (Sign)	By: /s/ J. Michael Moore (Sign)
By: _______________________________________ (Print)	By: J. Michael Moore (Print)
Title: ______________________________________	Title: CEO
Date: ______________________________________	Date: 11-28-05

VALIDITY GUARANTOR CONSENT AND AGREEMENT

Each undersigned Guarantor consents to the within Amendment to Account Purchase Agreement and agrees that the execution thereof by WFBC and Customer shall not impair or otherwise affect the Guarantor's obligations and duties to WFBC with regard to the Agreement, as amended, all of which are hereby reaffirmed. This consent and agreement shall be effective as of the effective date of the Amendment.
/s/ J. Michael Moore (Individually as validity Guarantor, J. Michael Moore)	Date: 11-28-05
(See attached validity Guaranty dated December 1st, 2003. Same terms apply.)	Initials: J.M.M. 11/28/05

WELLS FARGO [logo]

VALIDITY GUARANTY

       This Guaranty, dated as of December 1st, 2003, is made by J. Michael Moore (the "Guarantor"), for the benefit of Wells Fargo Business Credit, Inc., a Minnesota corporation (with its successors and assigns, the "WFBCI").

       WFBCI and Management Alliance Corporation (the "Customer"), are parties to an account Purchase Agreement dated December 1, 2003 (the "Agreement") herewith pursuant to which WFBCI shall purchase accounts receivable from the Customer and may make financial accommodations to the Customer.

       As a condition to entering into the Agreement and extending such accommodations to the Customer, WFBCI has required the execution and delivery of this Guaranty.

       ACCORDINGLY, the Guarantor, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agrees as follows:

    Definitions. Capitalized terms used in this Guaranty shall have the meanings given to them in the Agreement unless otherwise defined herein.

    Guaranty. The Guarantor does hereby absolutely and unconditionally, represent(s), warrant (s) and guarantee(s) to WFBCI that:

    The full and prompt payment of any and all obligations of Customer that arise out or relate to payment shortfalls resulting from Account Debtors taking discounts; the sale by Customer of Accounts relating to unbilled services and the sale by Customer of Accounts for permanent placements.

    All Accounts will be subsisting, valid, genuine and authentic and will represent bona fide and existing obligations of bona fide buyers of goods and services from the Customer in the ordinary course of the Customer's business without offset or defense.

    All Eligible Accounts will be due and owing in accordance with the terms governed by the agreement and other present and future agreements between the Customer and WFBCI when reported to WFBCI by the Customer.

    The Customer will promptly remit to WFBCI all proceeds from its Accounts and other Collateral as required by the terms of the Agreement and other present and future agreements between the Customer and WFBCI.

    All Inventory and Collateral (i) will be bona fide and existing Inventory of the Customer; (ii) will be owned by the Customer and will be possessed by the Customer or its agent; (ii) will not be subject to any lien or security interest except as permitted by WFBCI; and (iv) will be maintained only at the locations designated in the Agreement, unless the Customer obtains wFBCI's prior written consent.

    All reports, statements and schedules of the Customer submitted to wFBCI pursuant to the Agreement and other present and future agreements between the Customer and WFBCI will be true and accurate in all respects.

    Guarantor's Liability. In the event of any breach of the warranties and representations herein contained, the Guarantor will be liable to WFBCI for any loss or damage suffered by WFBCI as a result of such breach, and for costs, expenses and reasonable attorneys' fees incurred by WFBCI in connection therewith.

    Tax Returns and Financial Statements. On or before April 15th of each year, the Guarantor shall deliver to WFBCI a [copy of Guarantor's tax return for the prior year with all schedules and attachments thereto, and] a personal financial statement as of December 31st of the prior year.

    WFBCI's Acts. WFBCI will not be chargeable for nor will the Guarantor be relieved from liability hereunder because of any negligence, mistake, act or omission of WFBCI or its agents in making examinations, investigations or advances or receiving collections under the Agreement or other present and future agreements between the Customer and WFBCI.

    Waiver. The guarantor hereby waives: notice of acceptance hereof, notice of extensions of credit from time to time by WFBCI to the Customer, presentment for payment, demand, protest, notice of dishonor, notice of default, notice of nonpayment and all other notices to which the Guarantor might otherwise be entitled. Furthermore, the Guarantor waives any defense which the Guarantor may have by reason of any defense which the Customer may have against WFBCI other than the payment, satisfaction and performance of all obligations owed to WFBCI by the Customer. The Guarantor agrees that WFBCI may, at any time, without notice to or assent from the Guarantor and without affecting the Guarantor's liability, compromise, exchange, surrender or release, on terms satisfactory to WFBCI or by operation of law or otherwise, any Collateral held by it or any of its rights against the Customer and any other obligors or guarantors. The Guarantor agrees that WFBCI will be under no obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the obligations to WFBCI.

    Subrogation rights. The Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the Guarantor as to any of the Customer's obligations to WFBCI, whenever incurred and of whatever type of description, or against any person liable therefore, or as to any collateral whenever incurred and of whatever type or description, or against any person liable therefore, or as to any collateral security therefore, unless and until all of the Customer's obligations to WFBCI shall have been fully paid and discharges.

    Termination. This Guaranty may not be terminated by the Guarantor until all of the Customer's obligations to WFBCI have been paid in full or otherwise satisfied and the Guarantor provides WFBCI with written notice of the termination of this Guaranty.

    Miscellaneous. This Guaranty shall be effective upon delivery to WFBCI, without further act, condition or acceptance by WFBCI, shall be binding upon the Guarantor and the Guarantor's heirs, representatives, successors and assigns and shall inure to the benefit of WFBCI and its participants, successors and assigns. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application thereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and WFBCI. This Guaranty shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. The Guarantor irrevocably The undersigned hereby (v) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Guaranty; (vi) waives any argument that venue in any such forum is not convenient, (vii) agrees that any litigation initiated by WFBCI or the undersigned in connection with this Guaranty shall be venued in either the District Court of Denver County, Denver Colorado, or the United States District Court, District of Colorado; and (viii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdiction by suit on the judgment or in any other manner provided by law.

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THE GUARANTOR WAIVES NOTICE OF WFBCI'S ACCEPTANCE HEREOF AND WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED ON OR PERTAINING TO THIS GUARANTY.

     10.     Acknowledgement. The Guarantor acknowledges that it or s/he has read this Guaranty in its entirety has consulted such legal, tax or other advisors as it or s/he deems appropriate and understands and agrees to each of the provisions of this Guaranty and further acknowledges that it or s/he has entered into this Guaranty voluntarily.

Dated this December 1st, 2003.

/s/ J. Michael Moore
J. Michael Moore
###-##-####
10670 North Central Expressway, Suite 600
Dallas, TX 75230

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